Exhibit 1.01

Stoneridge, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2016

This Conflict Minerals Report (“CMR”) for the year ended December 31, 2016 is presented for Stoneridge, Inc. and its subsidiaries (collectively, the “Company”) to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Conflict Minerals Rule”). The Conflict Minerals Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Conflict Minerals Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals which are necessary to the functionality or production of their products. Conflict Minerals have been defined as tin, tantalum, tungsten and gold.

If a SEC registrant can establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo or certain adjoining countries (the “Covered Countries”) or from recycled or scrap sources, it must submit a Form SD which describes the reasonable country of origin inquiry completed by the SEC registrant. If a SEC registrant has reason to believe that any of the Conflict Minerals in its supply chain may have originated in any of the Covered Countries, or if it is unable to determine the country of origin of those Conflict Minerals, then the SEC registrant must exercise due diligence on the Conflict Minerals’ source and chain of custody.

This CMR and the Company’s Conflict Minerals Policy are publicly available at www.stoneridge.investorpass.com/corporategovernance.

1.	COMPANY OVERVIEW

The Company is a global designer and manufacturer of highly engineered electrical and electronic components, modules and systems for the automotive, commercial, motorcycle, off-highway and agricultural vehicle markets. Our products and systems are critical elements in the management of mechanical and electrical systems to improve overall vehicle performance, convenience and monitoring in areas such as emissions control, fuel efficiency, safety, security and infotainment. The Company’s business and products are more fully described on the Company’s public website (www.stoneridge.com).

This CMR relates to the actions undertaken by the Company with respect to its products that were manufactured or contracted to be manufactured during calendar year 2016 that may contain Conflict Minerals. Assessing the commercial vehicle and automotive industry supply chain is a complex, interdependent undertaking. As a result, we rely on our direct suppliers to provide the Company with information about the source of Conflict Minerals contained in their parts/products and their downstream supplier products.

The following is a list of our products for which source of origin information was solicited from our Company’s suppliers regarding Conflict Minerals content or Conflict Minerals use in products, components or parts supplied to the Company:

sensors, switches, valves, actuators, electronic instrument clusters and control units, driver information systems, electrical power and signal distribution products, vehicle security alarms and convenience accessories, vehicle tracking devices, in-vehicle audio and video devices

2.	determination of products likely to contain conflict minerals

The Company has determined that Conflict Minerals necessary to the functionality or production of its products were likely present in some products, components or parts purchased from our suppliers.

3.	REASONABLE COUNTRY OF ORIGIN INQUIRY

The Company does not purchase Conflict Minerals directly from smelters or mines in the Covered Countries, but purchases from suppliers, and therefore is several levels removed from the actual mining and smelting of Conflict Minerals. After our initial assessment that some supplier parts likely contain Conflict Minerals, we conducted a reasonable country of origin inquiry (“RCOI”) to determine which products, components or parts purchased by the Company contain Conflict Minerals and whether such Conflict Minerals originated in the Covered Countries.

We contacted each of our suppliers (whose products had the potential to contain Conflict Minerals) and asked them to provide information on (1) whether Conflict Minerals were present in the products, components or parts purchased from that supplier, (2) whether the source of the Conflict Minerals was from the Covered Countries, and (3) if so, information about the smelters or refiners who directly purchased the Conflict Minerals in their supply chain and specific due diligence measures performed thereon. The tools used to conduct this survey were the Conflict Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (“CMRT”) and the iPoint Conflict Minerals Platform (“iPCMP”).

4.	MANAGEMENT SYSTEMS AND DUE DILIGENCE FRAMEWORK

The Company designed its due diligence framework to conform with the five-step framework provided by The Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, an internationally recognized due diligence framework.

A.	Establish Strong Company Management Systems

•	The Company identified a cross functional management team consisting of representatives from Supple Chain management, Legal and Finance to oversee the Conflict Mineral program.

•	The Company has adopted a Conflict Minerals policy, which is available on our website: www.stoneridge.investorpass.com/corporategovernance.

•	The Company distributed communications by way of training/educational materials and/or contract provisions to its supply chain informing suppliers of their obligation for reporting and disclosure of Conflict Minerals.

•	The Company also leveraged the work performed by industry working groups to assist with interpretation and execution to the Dodd-Frank Act and OECD Due Diligence Framework.

B.	Identify and Assess Risks in Our Supply Chain

•	Based upon the size and complexity of our supply base, the various markets we participate in, and the number of products we provide, we took a supplier centric approach for inquiry based upon the nature of the material supplied and the likelihood of Conflict Mineral content.

•	Because the Company does not purchase Conflict Minerals directly from smelters or mines, the Company relies on our suppliers, whose components may contain Conflict Minerals, to provide us with information about the source of Conflict Minerals contained in the components supplied to us. Some of our direct suppliers are similarly reliant upon information provided by their suppliers.

•	The Company leveraged the CFSI CMRT and iPCMP to conduct our inquiry and gather information for our due diligence efforts.

•	The Company evaluated all supplier responses, with particular emphasis on those with responses identified as high-risk.

C.	Design and Implement a Strategy to Respond to Identified Risks

•	The Company designed a risk mitigation and corrective action plan through which the due diligence activities have been performed.

•	The Company performed periodic management tracking of supplier responses or lack thereof.

•	Unresponsive suppliers or inadequate responses were addressed utilizing follow-up communications.

•	The Company evaluated responses and assessed smelter information provided against the CFSI conflict-free smelters lists.

D.	Perform Independent Third-party Audit of Smelter/Refinery Due Diligence Practices

•	The Company does not have a direct relationship with Conflict Mineral smelters and refiners, and therefore has not performed audits of these entities within its supply chain. However, the Company supports audits conducted by third parties by urging our suppliers to gather information from their suppliers in order to accurately complete the CMRT.

•	The Company relies upon industry-wide efforts to encourage smelters to be audited and to provide certifications through the CFSI program and tracks which smelters that have been audited via CFSI.

E.	Report Annually on Supply Chain Due Diligence

•	In compliance with SEC rules, as directed by the Dodd-Frank Act, the Company files a Form SD and this Conflict Minerals Report with the SEC by May 31 of each year, covering the period of the prior calendar year.

5.	RESULTS OF REASONABLE COUNTRY OF ORIGIN INQUIRY EFFORTS

For the calendar 2016, the Company contacted 326 suppliers, some numerous times, to provide RCOI information and received acceptable responses from 79.4% of them.

Based on the information provided by our suppliers, the Company believes the smelters and refiners that may have been used to produce Conflict Minerals in the Company’s products include those listed in Item 7.

6.	STEPS TAKEN TO MITIGATE RISK

The Company will continually work towards a conflict mineral-free supply chain. The Company regularly evaluates its due diligence program. In particular, the Company annually reviews the criteria used to select suppliers for inquiry and engages with our suppliers to identify the Conflict Minerals used within its supply chain, as well as the origin and chain of custody of those Conflict Minerals. The Company will continue to educate and train suppliers and encourage them to adopt their own Conflict Minerals program. The Company will also continue to communicate to its suppliers who have not satisfied our due diligence requests to provide complete and accurate responses and to perform due diligence procedures on their suppliers as well as promote that each of the smelters and refiners within their supply chain be certified. Finally, to the extent any Company supplier is found to be using not-yet-validated smelters and refiners within its supply chain, the Company intends to engage that supplier and re-communicate our requirement for suppliers to commit that parts supplied to the Company shall not be derived from sources that finance or benefit armed groups in the Covered Countries.

7.	SMELTER/REFINER INFORMATION AND COUNTRY OF ORIGIN

We believe that, to the extent reasonably determinable, the facilities that were used to process the Conflict Minerals contained in our products included the smelters/refiners listed below. The information in this list is an aggregation of data provided by our suppliers and not a confirmation of Conflict Minerals contained in our products.

* Denotes that smelter or refiner has received a “conflict free” designation from an independent third party audit program as of May 25, 2017.

Metal		Smetler or Refiner Name	Country
Gold	*	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	*	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	*	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	*	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	*	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	*	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	*	Argor-Heraeus S.A.	SWITZERLAND
Gold	*	Asahi Pretec Corp.	JAPAN
Gold	*	Asahi Refining Canada Ltd.	CANADA
Gold	*	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	*	Asaka Riken Co., Ltd.	JAPAN
Gold	*	AU Traders and Refiners	SOUTH AFRICA
Gold	*	Aurubis AG	GERMANY
Gold		Bangalore Refinery	INDIA
Gold	*	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	*	Boliden AB	SWEDEN
Gold	*	C. Hafner GmbH + Co. KG	GERMANY
Gold	*	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	*	Chimet S.p.A.	ITALY
Gold	*	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	*	DODUCO GmbH	GERMANY
Gold	*	Dowa	JAPAN
Gold	*	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	*	Eco-System Recycling Co., Ltd.	JAPAN
Gold	*	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	*	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	*	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	*	Heimerle + Meule GmbH	GERMANY
Gold	*	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	*	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	*	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	*	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	*	Istanbul Gold Refinery	TURKEY
Gold	*	Japan Mint	JAPAN
Gold	*	Jiangxi Copper Co., Ltd.	CHINA
Gold	*	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	*	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	*	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	*	Kazzinc	KAZAKHSTAN
Gold	*	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold		KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	*	Kojima Chemicals Co., Ltd.	JAPAN
Gold	*	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	*	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	*	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	*	Materion	UNITED STATES OF AMERICA
Gold	*	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	*	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	*	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	*	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	*	Metalor Technologies S.A.	SWITZERLAND
Gold	*	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	*	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO

Metal		Smetler or Refiner Name	Country
Gold	*	Mitsubishi Materials Corporation	JAPAN
Gold	*	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	*	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold		Modeltech Sdn Bhd	MALAYSIA
Gold	*	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	*	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold		Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	*	Nihon Material Co., Ltd.	JAPAN
Gold	*	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	*	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	*	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	*	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	*	PAMP S.A.	SWITZERLAND
Gold	*	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	*	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	*	PX Precinox S.A.	SWITZERLAND
Gold	*	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	*	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	*	Royal Canadian Mint	CANADA
Gold		SAFINA A.S.	CZECH REPUBLIC
Gold	*	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	*	SAXONIA Edelmetalle GmbH	GERMANY
Gold	*	Schone Edelmetaal B.V.	NETHERLANDS
Gold	*	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	*	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	*	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	*	Singway Technology Co., Ltd.	TAIWAN
Gold	*	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	*	Solar Applied Materials Technology Corp.	TAIWAN
Gold	*	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	*	T.C.A S.p.A	ITALY
Gold	*	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	*	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	*	Tokuriki Honten Co., Ltd.	JAPAN
Gold		Tony Goetz NV	BELGIUM
Gold	*	Torecom	KOREA, REPUBLIC OF
Gold	*	Umicore Brasil Ltda.	BRAZIL
Gold	*	Umicore Precious Metals Thailand	THAILAND
Gold	*	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	*	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	*	Valcambi S.A.	SWITZERLAND
Gold	*	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	*	WIELAND Edelmetalle GmbH	GERMANY
Gold	*	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	*	Yokohama Metal Co., Ltd.	JAPAN
Gold	*	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	*	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	*	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	*	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	*	Duoluoshan	CHINA
Tantalum	*	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	*	F&X Electro-Materials Ltd.	CHINA
Tantalum	*	FIR Metals & Resource Ltd.	CHINA
Tantalum	*	Global Advanced Metals Aizu	JAPAN
Tantalum	*	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	*	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	*	H.C. Starck Co., Ltd.	THAILAND
Tantalum	*	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	*	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	*	H.C. Starck Ltd.	JAPAN
Tantalum	*	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	*	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	*	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	*	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	*	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	*	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	*	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	*	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	*	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	*	KEMET Blue Metals	MEXICO
Tantalum	*	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	*	King-Tan Tantalum Industry Ltd.	CHINA

Metal		Smetler or Refiner Name	Country
Tantalum	*	LSM Brasil S.A.	BRAZIL
Tantalum	*	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	*	Mineracao Taboca S.A.	BRAZIL
Tantalum	*	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	*	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	*	NPM Silmet AS	ESTONIA
Tantalum	*	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tantalum	*	QuantumClean	UNITED STATES OF AMERICA
Tantalum	*	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	*	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	*	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	*	Taki Chemical Co., Ltd.	JAPAN
Tantalum	*	Telex Metals	UNITED STATES OF AMERICA
Tantalum	*	Tranzact, Inc.	UNITED STATES OF AMERICA
Tantalum	*	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	*	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	*	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	*	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tin	*	Alpha	UNITED STATES OF AMERICA
Tin	*	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	*	China Tin Group Co., Ltd.	CHINA
Tin	*	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL
Tin	*	CV Ayi Jaya	INDONESIA
Tin	*	CV Dua Sekawan	INDONESIA
Tin	*	CV Gita Pesona	INDONESIA
Tin	*	CV Serumpun Sebalai	INDONESIA
Tin	*	CV Tiga Sekawan	INDONESIA
Tin	*	CV United Smelting	INDONESIA
Tin	*	CV Venus Inti Perkasa	INDONESIA
Tin	*	Dowa	JAPAN
Tin		Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	*	EM Vinto	BOLIVIA
Tin	*	Fenix Metals	POLAND
Tin	*	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	*	Gejiu Jinye Mineral Company	CHINA
Tin		Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	*	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin		Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	*	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	*	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	*	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	*	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	*	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	*	Melt Metais e Ligas S.A.	BRAZIL
Tin	*	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	*	Metallo Belgium N.V.	BELGIUM
Tin	*	Metallo Spain S.L.U.	SPAIN
Tin	*	Mineracao Taboca S.A.	BRAZIL
Tin	*	Minsur	PERU
Tin	*	Mitsubishi Materials Corporation	JAPAN
Tin		Modeltech Sdn Bhd	MALAYSIA
Tin		Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	*	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	*	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	*	Operaciones Metalurgical S.A.	BOLIVIA
Tin	*	PT Aries Kencana Sejahtera	INDONESIA
Tin	*	PT Artha Cipta Langgeng	INDONESIA
Tin	*	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	*	PT Babel Inti Perkasa	INDONESIA
Tin	*	PT Bangka Prima Tin	INDONESIA
Tin	*	PT Bangka Tin Industry	INDONESIA
Tin	*	PT Belitung Industri Sejahtera	INDONESIA
Tin	*	PT Bukit Timah	INDONESIA
Tin	*	PT DS Jaya Abadi	INDONESIA
Tin	*	PT Eunindo Usaha Mandiri	INDONESIA
Tin	*	PT Inti Stania Prima	INDONESIA
Tin	*	PT Karimun Mining	INDONESIA
Tin	*	PT Kijang Jaya Mandiri	INDONESIA
Tin	*	PT Menara Cipta Mulia	INDONESIA
Tin	*	PT Mitra Stania Prima	INDONESIA
Tin	*	PT O.M. Indonesia	INDONESIA
Tin	*	PT Panca Mega Persada	INDONESIA

Metal		Smetler or Refiner Name	Country
Tin	*	PT Prima Timah Utama	INDONESIA
Tin	*	PT Refined Bangka Tin	INDONESIA
Tin	*	PT Sariwiguna Binasentosa	INDONESIA
Tin	*	PT Stanindo Inti Perkasa	INDONESIA
Tin	*	PT Sukses Inti Makmur	INDONESIA
Tin	*	PT Sumber Jaya Indah	INDONESIA
Tin	*	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	*	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	*	PT Tinindo Inter Nusa	INDONESIA
Tin	*	PT Tommy Utama	INDONESIA
Tin	*	Resind Industria e Comercio Ltda.	BRAZIL
Tin	*	Rui Da Hung	TAIWAN
Tin	*	Soft Metais Ltda.	BRAZIL
Tin	*	Thaisarco	THAILAND
Tin	*	VQB Mineral and Trading Group JSC	VIETNAM
Tin	*	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin		Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	*	Yunnan Tin Company Limited	CHINA
Tungsten	*	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	*	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	*	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	*	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	*	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	*	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	*	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	*	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	*	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	*	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	*	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	*	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	*	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	*	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	*	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	*	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	*	Japan New Metals Co., Ltd.	JAPAN
Tungsten	*	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	*	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	*	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	*	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	*	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	*	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	*	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	*	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	*	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	*	Moliren Ltd.	RUSSIAN FEDERATION
Tungsten	*	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	*	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	*	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	*	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	*	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	*	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	*	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
Tungsten	*	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	*	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	*	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	*	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	*	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	*	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA